UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 16, 2004
(Date of earliest event reported)

O.A.K. FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-22461 (Commission File Number)	38-2817345 (IRS Employer Identification No.)

2445 84th Street, S.W. Byron Center, MI (Address of Principal Executive Office)		49315 (Zip Code)

Registrant's telephone number, including area code: (616) 878-1591

Item 7.    Financial Statements and Exhibits.

                   Exhibit

                   99.1    Press release dated April 16, 2004

Item 12.    Results of Operations and Financial Condition

                   On April 16, 2004, O.A.K. Financial Corporation issued a press release announcing first quarter results for 2004. A copy of the press release is attached as Exhibit 99.1.

                   The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 16, 2004	O.A.K. FINANCIAL CORPORATION (Registrant) By /s/ James A. Luyk James A. Luyk Chief Financial Officer

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EXHIBIT INDEX

Exhibit 99.1    Press Release Dated April 16, 2004.

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EXHIBIT 99.1

April 16, 2004

OAK Financial Corporation Reports 21% Increase in Net Income for the First Quarter of 2004.

Byron Center, MI — OAK Financial Corporation (OKFC), a West Michigan based bank holding company, reported first quarter 2004 net income of $812,000, up 21% from the $671,000 reported for the first quarter of 2003. Basic and diluted earnings per share also increased 21%, from $0.33 per share in the first quarter of 2003 to $0.40 per share in the first quarter of 2004. The growth in net income for the year reflects the significant progress made in improving asset quality and expense control initiatives.

“Our first quarter performance confirms that we are on the right track,” said Patrick K. Gill, President and CEO. “We are successfully executing our business plan, which calls for high-quality growth in deposits and loans, supported by rigorous expense control. Historically low rates continue to put pressure on our net interest margin and we are compensating by targeting many areas of opportunity within our markets.”

The following statistics illustrate the improvement in asset quality: Non-performing assets declined by $6.3 million, or 71%, from a year ago; at March 31, 2004 non-performing assets totaled 0.71% of loans outstanding compared to 2.43% at March 31, 2003; during the first quarter of 2004, the annualized rate of net loan losses charged against the allowance for loan losses declined to 0.11% from 0.50% during the same period a year ago; and, the provision for loan losses was $525,000 in the first quarter of 2003 compared to $0 in the first quarter of 2004. A provision for loan losses was not required in the first quarter of 2004 due to the continued improvement in asset quality and low net loan losses during the quarter.

Net interest income declined approximately 12% during the first quarter of 2004 compared to the first quarter of 2003. For the first quarter, the net interest margin was 3.27% in 2004 compared to 3.68% in 2003. The net interest margin continues to be under pressure as a result of the exceptionally low interest rate environment and strong local competition. Earning assets declined from a year ago, as a result of improving asset quality. This in turn, contributed to the reduction in net interest income. However, we do not expect this trend to continue as total net interest income is expected to improve throughout the year with increased earning asset growth.

Non-interest income increased 1% in the first quarter of 2004 compared to a year earlier. Increases in deposit service charges and brokerage fees were offset by declines in insurance and mortgage banking revenue.

Total operating expenses in the first quarter declined 4% compared to the first quarter of 2003. The decline in operating expenses reflects the continuing initiative to reduce overall expenses. The organization-wide effort to lower total operating expenses will continue in 2004.

Total assets and loans increased $3 million and $4 million respectively from December 31, 2003. This represents the second consecutive quarter of asset and loan growth. “With the credit quality issues largely resolved, the bank’s focus on quality earning asset growth is gaining momentum,” said James A. Luyk, Executive Vice President and CFO. “We have a great team in place and high expectations.”

The decline in total deposits reflects the intentional decline of brokered deposits. Core deposits increased approximately $2 million from December 31, 2003. The corporation continues to be well capitalized with an equity-to-asset ratio of 11.0% at March 31, 2004 compared to 10.8% at December 31, 2003.

OAK Financial Corporation (the “Corporation”) is a single bank holding company, which owns OAK ELC and Byron Center State Bank (the “Bank”). OAK ELC is an employee leasing company that leases employees to Byron Center State Bank, OAK Financial Services and the Dornbush Insurance Agency. The Bank has twelve banking offices serving twelve communities in Kent, Ottawa and Allegan Counties in western Michigan. The Bank owns a subsidiary, OAK Financial Services, which offers mutual fund products, securities brokerage services, retirement planning services, investment management and advisory services. OAK Financial Services in turn owns the Dornbush Insurance Agency, which sells property and casualty, life, disability and long-term care insurance products. For information regarding stock transactions, please contact Kent King Securities at 1-888-804-8891, Howe Barnes at 1-800-800-4693 or Royal Securities at 616-538-2550.

CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this press release the words “believe,” and “expect” ” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future improvements in performance and asset quality as well as growth of the loan portfolio. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

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For more information, please contact:

Patrick K. Gill, President & CEO at (616) 662-3113, or James A. Luyk, Executive Vice President and CFO at (616) 662-3124 OAK Financial Corporation, Byron Center, Mich.

OAK FINANCIAL CORPORATION AND SUBSIDIARY	CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)
ASSETS	March 31, 2004 (Unaudited)	December 31, 2003
Cash and due from banks	$ 9,365	$ 12,431
Federal funds sold	5,700	7,100

Cash and cash equivalents	15,065	19,531
Available-for-sale securities	107,702	103,395
Loans held for sale	2,399	1,705
Portfolio loans	367,531	363,565
Allowance for loan losses	(8,293)	(8,390)

Net Loans	359,238	355,175
Accrued interest receivable	2,590	2,266
Premises and equipment, net	14,196	14,428
Restricted investments	3,003	2,977
Other assets	7,801	9,056

Total assets	$ 511,994	$ 508,533

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Interest bearing	315,812	$ 321,250
Non-interest bearing	52,605	49,814

Total deposits	368,417	371,064
Securities sold under agreements to repurchase	50,127	44,338
and federal funds purchased	33,000	33,000
Borrowed funds	1,231	1,491
Other liabilities	2,881	3,560

Total liabilities	455,656	453,453
Stockholders' equity
Common stock, $1 par value; 4,000,000 shares authorized;
2,035,191 shares issued and outstanding	2,035	2,035
Additional paid-in capital	6,023	6,023
Retained earnings	46,586	45,774
Accumulated other comprehensive income	1,694	1,248
Unallocated common stock held by ESOP	-	-

Total stockholders' equity	56,338	55,080

Total liabilities and stockholders' equity	$ 511,994	$ 508,533

OAK FINANCIAL CORPORATION AND SUBSIDIARY	CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands except per share data)

	Three Months Ended March 31, (Unaudited)
	2004	2003
Interest income
Interest and fees on loans	5,056	$ 6,149
Available-for-sale securities	878	861
Restricted investments	40	41
Federal funds sold	22	81

Total interest income	5,996	7,132

Interest expense
Deposits	1,613	2,165
Borrowed funds	436	445
Securities sold under agreements to repurchase	89	160

Total interest expense	2,138	2,770

Net interest income	3,858	4,362

Provision for loan losses	0	525

Net interest income after provision for
loan losses	3,858	3,837

Non-interest income
Service charges on deposit accounts	533	492
Net gain on sales of loans held for sale	315	657
Amortization of mortgage servicing rights	(170)	(398)
Impairment of mortgage servicing rights	0	(75)
Loan servicing fees	180	156
Net gain on sales of available-for-sale securities	5	-
Insurance premiums	283	405
Brokerage fees	106	44
Other	100	58

Total non-interest income	1,352	1,339

Non-interest expenses
Salaries	2,145	1,845
Employee benefits	578	584
Occupancy (net)	331	302
Furniture and fixtures	272	271
Other	789	1,283

Total non-interest expenses	4,116	4,285

Income before federal income taxes	1,094	891

Federal income taxes	282	220

Net income	$ 812	$ 671

Income per common share:
Basic	$ 0.40	$ 0.33

Diluted	$ 0.40	$ 0.33

OAK Financial Corporation
Consolidated Financial Highlights
(Unaudited)

(dollars in thousands except per share data)	1st Qtr 2004	4th Qtr 2003	3rd Qtr 2003	2nd Qtr 2003	1st Qtr 2003

Earnings
Net interest income	$3,858	$4,010	$4,087	$4,419	$4,362
Provision for loan losses	$0	$0	$100	$0	$525
Noninterest income	$1,352	$1,481	$1,900	$1,515	$1,339
Noninterest expense	$4,116	$3,866	$4,243	$4,372	$4,285
Net income	$812	$1,194	$1,178	$1,115	$671
Basic earnings per share	$0.40	$0.58	$0.58	$0.55	$0.33
Diluted earnings per share	$0.40	$0.58	$0.58	$0.55	$0.33
Average shares outstanding	2,035	2,035	2,035	2,035	2,035

Performance Ratios
Return on average assets	0.64%	0.94%	0.91%	0.85%	0.51%
Return on average equity	5.86%	8.63%	8.66%	8.41%	5.17%
Net interest margin (tax-equivalent)	3.27%	3.48%	3.44%	3.72%	3.68%
Efficiency ratio	76.4%	71.5%	69.4%	72.3%	73.7%
Full-time equivalent employees	197	195	198	201	201
Ending equity to ending assets	11.00%	10.83%	10.78%	10.36%	10.00%
Book value per share	$27.68	$27.06	$26.84	$26.51	$25.96

Asset Quality
Net loans charged-off	$97	$42	$100	$35	$456
Net charge-offs to total average loans (annualized)	0.11%	0.05%	0.11%	0.04%	0.50%
Nonperforming Assets	$2,600	$2,098	$1,756	$5,885	$8,915
Nonperforming Assets to total loans	0.71%	0.58%	0.50%	1.70%	2.43%
Allowance for loan losses to total loans	2.26%	2.31%	2.40%	2.44%	2.31%